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                                                                  EXHIBIT 10.42

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                                    LOAN AGREEMENT




                                   BY AND AMONG THE


                     LA MIRADA INDUSTRIAL DEVELOPMENT AUTHORITY,



                      BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,
                                      AS TRUSTEE


                                         AND


                                 RYKOFF-SEXTON, INC.,
                                A DELAWARE CORPORATION


                                   WITH RESPECT TO


                      LA MIRADA INDUSTRIAL DEVELOPMENT AUTHORITY
              TAXABLE VARIABLE/FIXED RATE DEMAND INDUSTRIAL DEVELOPMENT
                     REVENUE BONDS (RYKOFF-SEXTON, INC. PROJECT)
                                     SERIES 1996




                             DATED AS OF NOVEMBER 1, 1996


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                                  TABLE OF CONTENTS


                                      ARTICLE I

                             DEFINITIONS AND CONSTRUCTION

Section 1.1.  Definition of Terms. . . . . . . . . . . . . . . . . . . . . .2
Section 1.2.  Rules of Construction. . . . . . . . . . . . . . . . . . . . .2

                                      ARTICLE II

                        GENERAL REPRESENTATIONS AND AGREEMENTS

Section 2.1.  Representations and Agreements of the Issuer . . . . . . . . .3
Section 2.2.  Representations and Agreements of the Trustee. . . . . . . . .3
Section 2.3.  Representations and Agreements of the Company. . . . . . . . .3

                                     ARTICLE III

                   FINANCING OF THE PROJECT; ISSUANCE OF THE BONDS

Section 3.1.  Agreement to Issue Bonds . . . . . . . . . . . . . . . . . . .6
Section 3.2.  Disbursement From the Project Fund . . . . . . . . . . . . . .6
Section 3.3.  Investment of Moneys.. . . . . . . . . . . . . . . . . . . .  6

                                      ARTICLE IV

                         LOAN OF PROCEEDS; PAYMENT PROVISIONS

Section 4.1.  Loan of Bond Proceeds. . . . . . . . . . . . . . . . . . . . .7
Section 4.2.  Loan Repayment and Payment of Other Amounts. . . . . . . . . .7
Section 4.3.  Unconditional Obligation . . . . . . . . . . . . . . . . . . .8
Section 4.4.  Assignment of Issuer's Rights. . . . . . . . . . . . . . . . .8
Section 4.5.  Amounts Remaining in Funds and Accounts. . . . . . . . . . . .9
Section 4.6.  Additional Bonds . . . . . . . . . . . . . . . . . . . . . . .9

                                      ARTICLE V

                           SPECIAL COVENANTS AND AGREEMENTS

Section 5.1.  Right of Access to the Project and Records.. . . . . . . . . 10
Section 5.2.  Maintenance of Existence . . . . . . . . . . . . . . . . . . 10
Section 5.3.  Statement of Compliance. . . . . . . . . . . . . . . . . . . 11
Section 5.4.  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . 11
Section 5.5.  Additional Instruments . . . . . . . . . . . . . . . . . . . 11
Section 5.6.  Environmental Matters. . . . . . . . . . . . . . . . . . . . 12
Section 5.7.  Letter of Credit . . . . . . . . . . . . . . . . . . . . . . 13
Section 5.8.  Indenture. . . . . . . . . . . . . . . . . . . . . . . . . . 13
Section 5.9.  Title to and Completion of the Project . . . . . . . . . . . 13
Section 5.10. Design of the Project. . . . . . . . . . . . . . . . . . . . 13
Section 5.11. No Untrue Statements . . . . . . . . . . . . . . . . . . . . 14
Section 5.12. Date of Construction . . . . . . . . . . . . . . . . . . . . 14
Section 5.13. Employment and Other Reports . . . . . . . . . . . . . . . . 14
Section 5.14. Prevailing Wage Clause . . . . . . . . . . . . . . . . . . . 14

                                      i
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Section 5.15. Continuing Disclosure. . . . . . . . . . . . . . . . . . . . 14

                                      ARTICLE VI

                        DAMAGE, DESTRUCTION AND CONDEMNATION;
                                   USE OF PROCEEDS

Section 6.1.  Obligation to Continue Payments. . . . . . . . . . . . . . . 15
Section 6.2.  Application of Net Proceeds. . . . . . . . . . . . . . . . . 15
Section 6.3.  Insufficiency of Net Proceeds. . . . . . . . . . . . . . . . 15

                                     ARTICLE VII

                            EVENTS OF DEFAULT AND REMEDIES

Section 7.1.  Events of Default. . . . . . . . . . . . . . . . . . . . . . 16
Section 7.2.  Remedies on Default. . . . . . . . . . . . . . . . . . . . . 16
Section 7.3.  Agreement to Pay Attorneys' Fees and Expenses. . . . . . . . 18
Section 7.4.  No Remedy Exclusive. . . . . . . . . . . . . . . . . . . . . 18
Section 7.5.  No Additional Waiver Implied by One Waiver . . . . . . . . . 18

                                     ARTICLE VIII

                                      PREPAYMENT

Section 8.1.  Prepayment of Loan . . . . . . . . . . . . . . . . . . . . . 19
Section 8.2.  Redemption of Bonds Upon Prepayment. . . . . . . . . . . . . 19
Section 8.3.  Amount of Prepayment.. . . . . . . . . . . . . . . . . . . . 19

                                      ARTICLE IX

                          LIMITATION ON LIABILITY OF ISSUER;
                              EXPENSES; INDEMNIFICATION

Section 9.1.  Limitation on Liability of Issuer. . . . . . . . . . . . . . 20
Section 9.2.  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . 20
Section 9.3.  Indemnification. . . . . . . . . . . . . . . . . . . . . . . 20

                                      ARTICLE X

                                    MISCELLANEOUS

Section 10.1. Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . 22
Section 10.2. Severability . . . . . . . . . . . . . . . . . . . . . . . . 22
Section 10.3. Execution of Counterparts. . . . . . . . . . . . . . . . . . 22
Section 10.4. Amendments, Changes and Modifications. . . . . . . . . . . . 22
Section 10.5. Governing Law. . . . . . . . . . . . . . . . . . . . . . . . 22
Section 10.6. Authorized Representatives . . . . . . . . . . . . . . . . . 22
Section 10.7. Term of the Agreement. . . . . . . . . . . . . . . . . . . . 22
Section 10.8. Binding Effect . . . . . . . . . . . . . . . . . . . . . . . 23
Section 10.9. Capacity of Trustee. . . . . . . . . . . . . . . . . . . . . 23

EXHIBIT A - FORM OF FUNDING REQUISITION
EXHIBIT B - FACILITIES FINANCED FROM BOND PROCEEDS

                                    LOAN AGREEMENT


     THIS LOAN AGREEMENT, dated as of November 1, 1996, by and among the LA MIRADA INDUSTRIAL DEVELOPMENT AUTHORITY, a public body, corporate and politic, organized and existing under the laws of the State of California (the "Issuer"), BANKERS TRUST COMPANY OF CALIFORNIA, N.A., a national banking association organized and existing under the laws of the United States of America, as trustee under that certain Indenture of Trust, dated as of November 1, 1996 (the "Indenture"), by and between the Issuer and said trustee (the "Trustee"), and RYKOFF-SEXTON, INC., a corporation organized and existing under the laws of the State of Delaware (the "Company").


                            W I T N E S S E T H :


     WHEREAS, the Issuer is organized and existing under the laws of the State (capitalized terms used herein and not otherwise defined shall have the meanings given such terms pursuant to Section 1.1) and is empowered under the provisions of the Act to make and execute contracts and other instruments and documents necessary or convenient for the purpose of facilitating the financing of certain capital projects consisting of industrial facilities; and

     WHEREAS, the Issuer is further authorized to issue its bonds for the purpose of paying all or any part of the costs of a project, and for any other authorized purpose; to acquire and hold property, including funds, project agreements and other obligations of any kind, and pledge, encumber or assign the same, or the revenues therefrom or any portion of such revenues, or other rights, whether then owned or possessed, or thereafter acquired, for the benefit of the owners, and as security or additional security for any bonds or the performance of obligations under an indenture; to provide for the advance of bond proceeds and other funds pursuant to project agreements as necessary to pay or reimburse for project costs and to enter into loan agreements; and

     WHEREAS, in furtherance of the purposes of the Act and in order to protect the health, welfare and safety of the citizens of the State, the Issuer proposes to finance the acquisition, construction or equipping of the Project to be owned by the Company; and

     WHEREAS, pursuant to and in accordance with the provisions of the Act, and pursuant to a resolution duly adopted by the Issuer, the Issuer has authorized and undertaken the issuance of its industrial development revenue bonds (the "Bonds") in the aggregate principal amount of not to exceed $45,000,000 to provide funds to pay the cost of the Project; and

     WHEREAS, the Issuer proposes to loan the proceeds of the Bonds to the Company, and the Company desires to borrow the proceeds of the Bonds upon the terms and conditions set forth herein; and

     WHEREAS, the loan repayments payable by the Company and the purchase price of the Bonds as set forth herein will be secured by an irrevocable letter of credit issued by the Credit Bank pursuant to the Reimbursement Agreement;

     NOW THEREFORE, for and in consideration of the promises and the mutual covenants hereinafter contained, for good and other valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto agree as follows:

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                                  ARTICLE I

                         DEFINITIONS AND CONSTRUCTION


     Section 1.1. DEFINITION OF TERMS. Unless the context otherwise requires, the capitalized terms used in this Agreement shall have the meanings specified in Section 1.01 of the Indenture , as such Indenture is originally executed or as it may from time to time be supplemented or amended as provided therein.

     Section 1.2. RULES OF CONSTRUCTION.

             (a) The singular form of any word used herein, including the terms defined in Section 1.01 of the Indenture, shall include the plural, and vice versa. The use herein of a word of any gender shall include correlative words of all genders.

             (b) Unless otherwise specified, references to Articles, Sections and other subdivisions of this Agreement are to the designated Articles, Sections and other subdivisions of this Agreement as originally executed. The words "hereof," "herein," "hereunder" and words of similar import refer to this Agreement as a whole.

             (c) The headings or titles of the several articles and sections, and the table of contents appended to copies hereof, shall be solely for convenience of reference and shall not affect the meaning, construction or effect of the provisions hereof.

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                                  ARTICLE II

                    GENERAL REPRESENTATIONS AND AGREEMENTS


     Section 2.1. REPRESENTATIONS AND AGREEMENTS OF THE ISSUER. The Issuer makes the following representations and agreements as the basis for its undertakings herein contained:

             (a) The Issuer is a public body, corporate and politic, duly organized and existing under the laws of the State. By proper action, the Issuer has authorized the execution, delivery and due performance by it of this Agreement.

             (b) To finance the Project, the Issuer will issue the Bonds, which will mature, bear interest and be subject to redemption as set forth in the Indenture.

             (c) The Bonds will be issued under and secured by the Indenture, pursuant to which the Issuer's interest in this Agreement (except certain rights of the Issuer to payment for fees, expenses and indemnification and certain rights of enforcement) will be pledged to the Trustee as security for payment of the principal of, premium, if any, and interest on the Bonds.

             (d) The Issuer has not pledged and will not pledge its interest in this Agreement for any purpose other than to secure the Bonds under the Indenture.

             (e) The Issuer is not in default under any of the provisions of the laws of the State which default would affect its existence or its powers referred to in this Section 2.1.

             (f) No officer or other official of the Issuer has any interest whatsoever in the Project or the Company or in the transactions contemplated by this Agreement.

     Section 2.2. REPRESENTATIONS AND AGREEMENTS OF THE TRUSTEE. The Trustee makes the following representations and agreements as the basis for its undertakings herein contained:

             (a) The Trustee has been duly organized under the laws of the United States of America and is validly existing as a national banking association under the laws governing its creation and is qualified under
     9.07 of the Indenture.

             (b) This Agreement has been duly authorized, executed and delivered by the Trustee and when duly executed and delivered by the Company and the Issuer, will constitute the legal, valid and binding obligation of the Trustee enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, reorganization, or other laws or equitable principles limiting creditors' rights generally. The Trustee makes no representation as to the availability of specific performance or other equitable remedies.

     Section 2.3. REPRESENTATIONS AND AGREEMENTS OF THE COMPANY. The Company makes the following representations and agreements as the basis for its undertakings herein contained:

             (a) The Company is a corporation duly organized under the laws of the State of Delaware, is qualified as a foreign corporation and in good standing in the State of California, has the power and authority to own its properties and assets and to carry on its business as now conducted and as contemplated to be conducted hereunder and has the power to execute and deliver and has duly authorized, by proper action, the execution and delivery of this Agreement and all other documents contemplated hereby to be executed by the Company.

             (b) Neither the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions hereof, conflict with or result in a breach of any of the terms, conditions or provisions of any agreement or instrument to which the Company is now a party or by which the Company is bound, or constitute a default (with due notice or the passage of time or both) under any of the foregoing, or results in the creation or imposition of any prohibited lien, charge or encumbrance whatsoever upon any of the property or assets of the Company under the terms of any instrument or agreement to which the Company is now a party or by which it is bound.

             (c) The Project is located wholly within the geographic boundaries of the City of La Mirada, California.

             (d) The Company has title to the Project sufficient to carry out the purposes of this Agreement and the acquisition and construction of the portions of the Project to be financed with the proceeds of Bonds has been fully completed in accordance with the plans and specifications therefor.

             (e) There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending, or, to the best knowledge of the Company threatened against or affecting the Company or any of its properties or rights, which, if adversely determined, would materially impair its right to carry on business substantially as now conducted or as now contemplated to be conducted, or would materially adversely affect its financial condition. After consummation of the financing transaction, the Company will not be in material default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material agreement or instrument to which the Company is a party.

             (f) The operation of the Project in the manner presently contemplated and as described herein, to the best knowledge of the Company, does not conflict with any zoning, water or air pollution, hazardous waste, water disposal or other environmental matters or other ordinance, order, law or regulation applicable thereto. The Company has caused the Project to be designed and built in accordance with all applicable federal, state and local laws or ordinances (including rules and regulations) relating to zoning, building, safety and environmental quality.

             (g) The Company has filed or caused to be filed all federal, state and local tax returns which are required to be filed, and has paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due, except such, if any, as are being actively contested by the Company in good faith or for which adequate reserves in accordance with generally accepted accounting principles have been set aside for the payment thereof.

             (h) No officer or other official of the Issuer has any interest whatsoever in the Project or in the transactions contemplated by this Agreement.

             (i) To the knowledge of the Company, the Company has obtained all necessary certificates, approvals, permits and authorizations with respect to the construction of the Project from applicable local governmental agencies and agencies of the State and the federal government.

             (j) The information contained in the Private Placement Memorandum, insofar as such information relates to the Company and the Project is accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

             (k) The Company acknowledges, represents and warrants that it understands the risks inherent in the issuance of the Bonds and the other transactions contemplated thereby, including without limitation the risk of loss of the Project; and that it has not relied on the Issuer for any guidance or expertise in analyzing the financial or other consequences of the issuance of the Bonds and the other transactions contemplated thereby or otherwise relied on the Issuer in any manner except to issue the Bonds in order to provide funds for the Loan.

             (l) The Company intends to hold the Project for its own account, has no current plans to sell and has not entered into any agreement to sell the Project.

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                                 ARTICLE III

               FINANCING OF THE PROJECT; ISSUANCE OF THE BONDS


     Section 3.1. AGREEMENT TO ISSUE BONDS; APPLICATION OF BOND PROCEEDS. To provide funds to finance the Project, the Issuer agrees that it will issue under the Indenture, sell and cause to be delivered to the purchasers thereof, the Bonds in multiple series, bearing interest at the rates and payable as to principal and interest at the times as set forth in the Indenture. The Issuer will thereupon deposit the proceeds received from the sale of any series of Bonds with the Trustee for use by the Borrower to pay Project Costs as provided in Section 3.2 hereof and in the Indenture.

     Section 3.2. DISBURSEMENT FROM THE PROJECT FUND. The Issuer has authorized and directed the Trustee to disburse moneys from the Project Fund created pursuant to the Indenture to pay or to reimburse the Company for Project Costs, but only if, except as otherwise provided in Section 4.01 of the Indenture, the Trustee shall have received a requisition executed by a Company Representative and approved in writing by an Authorized Bank Representative, with respect to each requested disbursement. Each requisition shall be signed by a Company Representative and state with respect to each disbursement to be made: (a) the requisition number, (b) the amount to be disbursed, (c) that each obligation mentioned therein is a Project Cost, has been properly incurred, is a proper charge against the Project Fund and has not been the basis of any previous disbursement, and (d) that the full amount of such disbursement will be applied to reimburse the Company for the payment of Project Costs.

     Upon receipt of a requisition properly executed by a Company
Representative and approved in writing by an Authorized Bank Representative, the Trustee shall disburse moneys from the Project Fund in accordance with such requisition. All disbursements shall be as directed in the requisition as consented to in writing by the Credit Bank.

     Upon receipt of a properly-signed requisition, the Trustee is authorized to act thereon without further inquiry and, except for the negligence or willful misconduct of the Trustee, the Company shall hold the Trustee harmless against any and all losses, claims or liability incurred in connection with the Trustee directly making such disbursements from the Project Fund. Neither the Trustee nor the Issuer shall be responsible for the accuracy of any representation made in such requisition or for the application by the Credit Bank or the Company of moneys disbursed in accordance with this Section 3.2.

     Section 3.3. INVESTMENT OF MONEYS. Upon written direction of the Company, approved in writing by the Credit Bank, any moneys in any fund or account held by the Trustee shall be invested or reinvested by the Trustee as provided in the Indenture, and the Company hereby approves such provisions of the Indenture and directs the Trustee to make such investments.

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                                  ARTICLE IV

                     LOAN OF PROCEEDS; PAYMENT PROVISIONS


     Section 4.1. LOAN OF BOND PROCEEDS. The Issuer and the Trustee agree, upon the terms and conditions in this Agreement, to make a loan to the Company in a series of amounts aggregately equal to the aggregate principal amount of the Bonds issued, delivered and outstanding at any particular time, for the purpose of financing the Project. Pursuant to said covenant and agreement, the Issuer will issue the Bonds upon the terms and conditions contained in this Agreement and the Indenture and will cause the proceeds of each series of Bonds to be applied by the Trustee as provided in Article IV of the Indenture and Section 3.2 hereof.

     Section 4.2. LOAN REPAYMENT AND PAYMENT OF OTHER AMOUNTS.

             (a) The Company hereby acknowledges its indebtedness to the Issuer and agrees to repay the Loan in the amounts and at the times necessary to enable the Trustee, on behalf of the Issuer, to pay all amounts payable with respect to the Bonds when due, including the principal and Purchase Price of, premium, if any, and interest on the Bonds, whether on regularly scheduled Interest Payment Dates, at maturity, on any Purchase Date, or upon redemption or acceleration or otherwise. The Company hereby agrees to cause the Letter of Credit to be delivered to the Trustee in accordance with the terms of the Reimbursement Agreement and Section 5.7 hereof. To the extent Loan repayments are made with the proceeds of a draw or draws on the Letter of Credit, amounts paid by the Company to repay the Loan shall be paid to the Credit Bank for repayment of the Company's obligations under the Reimbursement Agreement.

             (b) The Company agrees: (1) to pay to the Trustee from time to time all amounts referred to in Section 9.06 of the Indenture, including but not limited to reasonable compensation for all services rendered by it under this Agreement, the Indenture and the other agreements relating to the Bonds to which the Trustee is a party; (2) except as otherwise expressly provided herein, the Indenture or such other agreements, to reimburse each of the Trustee and the Tender Agent upon its request for all reasonable expenses, disbursements and advances (including reasonable counsel fees and disbursements) incurred or made by the Trustee or the Tender Agent in accordance with any provision of the Indenture or other agreements to which the Trustee or the Tender Agent is a party or pursuant to which it is required to act (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; (3) to indemnify the Trustee and the Tender Agent for, and hold each harmless against, any loss, liability or expense (including reasonable counsel fees and disbursements) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust under this Agreement, the Indenture or any other agreement relating to the Bonds to which the Trustee or the Tender Agent is a party or pursuant to which it is required to act, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or thereunder, including, without limitation, any costs, liabilities and expenses arising in connection with environmental matters referred to in Section 5.6 hereof; and (4) to pay any fee of any Rating Agency then rating the Bonds, the fees of the Remarketing Agent, the Tender Agent and any paying agents, and any other amounts referred to the Indenture.

          (c) The Company also agrees to pay, within thirty (30) days after receipt of a request for payment thereof, all reasonable fees and expenses of the Issuer or any other party incurred in connection with the financing of the Project pursuant hereto and the Indenture which are not otherwise required to be paid by the Company under the terms of this Agreement; including, without limitation, all legal fees and expenses incurred by the Issuer and the Trustee in connection with the issuance and delivery of the Bonds and the amendment, interpretation and enforcement of any documents relating to the Project or the Bonds.

          (d) The Company also agrees to pay, on the Closing Date, the administrative fee of the Issuer, if any, plus the reasonable fees of counsel or other advisors to the Issuer, if any, related to the issuance of the Bonds.

          (e) The Issuer, the Trustee and the Company acknowledge that the Credit Bank is not liable for the payment of amounts due under the preceding paragraphs (a) through (d) other than as provided in the Letter of Credit and herein.

     Section 4.3. UNCONDITIONAL OBLIGATION. The obligations of the Company to make the payments required by Section 4.2 hereof and to perform and observe the other agreements on its part contained herein shall be absolute and unconditional, irrespective of any defense or any rights of set-off, recoupment or counterclaim it might otherwise have against the Issuer or the Trustee, and during the term of this Agreement, the Company shall pay absolutely all payments required hereunder, free of any deductions and without abatement, diminution or set-off. Until such time as the principal and Purchase Price of, premium, if any, and interest on the Bonds shall have been fully paid, or provision for the payment thereof shall have been made as required by the Indenture, the Company (i) will not suspend or discontinue any payments provided for in Section 4.2 hereof; (ii) will perform and observe all of its other covenants contained in this Agreement; and (iii) except as provided in Article VIII hereof, will not terminate this Agreement for any cause, including, without limitation, the occurrence of any act or circumstances that may constitute failure of consideration, destruction of or damage to the Project, commercial frustration of purpose, any change in any laws of the United States of America or of the State or any political subdivision or either of these, or any failure of the Issuer or the Trustee to perform and observe any covenant, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement or the Indenture, except to the extent permitted by this Agreement.

     Section 4.4. ASSIGNMENT OF ISSUER'S RIGHTS. As security for the payment of the Bonds, the Issuer, in the Indenture, assigns to the Trustee certain of the Issuer's rights under this Agreement, including the right to receive payments hereunder (except for the right of the Issuer to receive certain payments, if any, with respect to fees, expenses and indemnification under Sections 4.2(c) and (d), 7.3, 9.2 and 9.3 hereof), and the Issuer hereby directs the Company to make the payments required hereunder (except such payments for Issuer fees, expenses and indemnification) directly to the Trustee. The Company hereby assents to such assignment and agrees to make payments directly to the Trustee without defense or set-off by reason of any dispute between the Company and the Issuer or the Trustee. By virtue of such assignment, the Trustee shall have the right to enforce the obligations of the Company hereunder.

     In consideration for the undertaking by the Company to reimburse the Credit Bank for amounts drawn under the Letter of Credit to purchase Bonds which are tendered for purchase and not remarketed pursuant to Section 3.08 of the Indenture by causing the Bonds so purchased to be held for the account of and registered in the name of the Credit Bank, the Issuer hereby assigns to the Credit Bank, as assignee of the Company, all of the Issuer's right, title and interest in and to any and all proceeds of any subsequent remarketing of any such Bonds so purchased, and hereby agrees to direct the Remarketing Agent to pay any such proceeds to the Credit Bank.

     Section 4.5. AMOUNTS REMAINING IN FUNDS AND ACCOUNTS. It is agreed by the parties hereto that after (i) payment in full of the Bonds, or provision for such payment having been made as provided in the Indenture, (ii) payment of all fees, charges and expenses of the Trustee and any paying agents in accordance with the terms of the Indenture, and (iii) payment of all other amounts required to be paid under this Agreement and the Indenture, any amounts remaining in any fund or account held by the Trustee under the Indenture, subject to the application of amounts in the Bond Fund to the payment of particular Bonds, shall be paid by the Trustee as provided in
Section 7.03 of the Indenture , and the Issuer shall have no claim to such amounts.

     Section 4.6. ADDITIONAL BONDS. If the Company is not in default hereunder, the Issuer may, in its sole discretion, by the adoption of an appropriate resolution or resolutions, at the request of the Company and with the consent of the Credit Bank (unless there shall be a Rating Event Date in connection with the issuance of Additional Bonds), authorize the issuance of Additional Bonds upon the terms and conditions provided herein and in Section
2.11 of the Indenture, but in no event shall the Issuer be liable for not issuing such Additional Bonds. Additional Bonds may be issued only to provide funds to pay any one or more of the following: (i) reimbursement of Project Costs not financed with the proceeds of a prior series of Bonds; (ii) the costs of making at any time or from time to time such substitutions, additions, modifications and improvements to the Project or any portion thereof, as authorized by the Act, as the Company may deem necessary or desirable; (iii) to refund any outstanding Bonds; and (iv) the costs of the issuance and sale of the Additional Bonds, and other costs reasonably related to the financing as shall be agreed upon by the Company and the Issuer.
Prior to the issuance of such Additional Bonds, the terms thereof, the purchase price to be paid therefor and the manner in which the proceeds therefrom are to be disbursed shall have been approved in writing by the Company; the Company and the Issuer shall have entered into an amendment to this Agreement to provide that, for all purposes of this Agreement, the Project shall include any facilities being financed by the Additional Bonds, which facilities shall be described in an amendment to Exhibit B hereto, and to provide for an increase in the amount payable under Section 4.2 hereof as shall be necessary to pay the principal of, premium, if any, and interest on the Additional Bonds as provided in the supplemental indenture to be paid with respect to such Additional Bonds; and the Issuer shall have otherwise complied with the provisions of Section 2.11 of the Indenture with respect to the issuance of such Additional Bonds The Company shall pay, or cause to be paid by persons other than the Issuer, all costs of issuance of any Additional Bonds not paid from the proceeds of sale thereof.

                               ARTICLE V

                   SPECIAL COVENANTS AND AGREEMENTS

     Section 5.1. RIGHT OF ACCESS TO THE PROJECT AND RECORDS. The Company agrees that, during the term of this Agreement, the Issuer, the Trustee and the duly authorized agents of either of them shall have the right at all reasonable times and upon reasonable notice during normal business hours to enter upon the site of the Project to examine and inspect the Project and to have access to the books and records of the Company with respect to the Project.

     Section 5.2. MAINTENANCE OF EXISTENCE; ASSIGNMENTS.

          (a) The Company agrees that during the term of this Agreement it will not dispose of all or substantially all of its assets or will not combine or consolidate with or merge with or into another entity; provided, however, that the Company may consolidate with, or merge into another entity existing under the laws of one of the states of the United States, or permit one or more other entities to consolidate with or merge the assets with such entity's assets; or sell or otherwise transfer to another entity all or substantially all of its assets as an entirety, provided that (i) the surviving, resulting or transferee entity, as the case may be, assumes and agrees in writing to pay and perform all of the obligations of the Company hereunder, and (ii) the Company shall have obtained the written approval of the Credit Bank, if any.

          (b) The rights and obligations of the Company under this Agreement may be assigned by the Company to any person in whole or in part, in connection with and in proportion to, any conveyance of all or part of the Project permitted by the Reimbursement Agreement; provided that (i) the assignee shall assume in writing the obligations of the Company hereunder to the extent of the interest assigned, and a copy of such instrument of assumption shall be delivered to the Issuer and the Trustee within ten (10) days after the execution thereof; (ii) the Company shall have obtained the written consent of the Credit Bank, if any; and (iii) the Company shall remain liable for its obligations hereunder to the extent of any interest not so assigned.

          (c) The rights and obligations of the Company under this Agreement may also be assigned by the Company to any person in whole or in part, subject, however, to each of the following conditions:

               (i) No assignment other than pursuant to subsection (a) or
          (b) of this Section 5.2 shall relieve the Company from primary liability for any of its obligations hereunder, and in the event of any assignment not pursuant to subsection (a) or (b) of this Section
          5.2 the Company shall continue to remain primarily liable for the payments specified in Section 4.2 hereof and for performance and observance of the other agreements on its part herein provided to be performed and observed by the Company.

               (ii) Any assignment from the Company shall retain for the Company such rights and interests as will permit it to perform its obligations under this Agreement, and any assignee from the Company shall assume the obligations of the Company hereunder to the extent of the interest assigned.

               (iii) The Company shall, within thirty days after delivery thereof, furnish or cause to be furnished to the Issuer and the Trustee a true and complete copy of each such assignment together with an instrument of assumption and the written consent of the Credit Bank to such assignment.

          Section 5.3. STATEMENT OF COMPLIANCE; NOTICE OF EVENT OF DEFAULT AND CERTAIN EVENTS.

          (a) The Company will deliver to the Issuer and the Trustee, within 120 days after the end of each fiscal year, a written statement signed by a Company Representative stating, as to the signer thereof, that (1) a review of the activities of the Company during such year and of performance under this Agreement has been made under his supervision, and (2) to the best of the knowledge of such Company Representative, based on such review, the Company has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such Company Representative and the nature and status thereof.

          (b) The Company hereby covenants to notify the Issuer and the Trustee in writing of the occurrence of any Event of Default hereunder or any event which, with the passage of time or service of notice, or both, would constitute an Event of Default hereunder, specifying the nature and period of existence of such event and the actions being taken or proposed to be taken with respect thereto. Such notice shall be given promptly, and in no event less than ten (10) Business Days after the Company receives notice or knowledge of the occurrence of any such event. The
     Company further agrees that it will give prompt written notice to the Trustee if insurance proceeds or condemnation awards are received with respect to the Project and are not used to repair or replace the Project, which notice shall state the amount of such proceeds or award.

     Section 5.4. INSURANCE; MAINTENANCE AND REPAIR. The Company agrees to insure the Project or cause the Project to be insured (including through self-insurance) during the term of this Agreement for such amounts and for such occurrences as are required under the Reimbursement Agreement, or to the extent that no Reimbursement Agreement exists, for such amounts and for such occurrences as are generally carried by persons engaged in similar businesses as the Company and for facilities substantially similar to the Project. The Company further agrees to provide the Trustee and the Credit Bank with evidence of such insurance and to certify compliance with the insurance requirements by not later than October 1 of each year, or any other date that the Company determines as its insurance policy renewal date end year.

     The Company further agrees to maintain the Project, or cause the Project to be maintained, during the term of this Agreement (i) in a reasonably safe condition and (ii) in reasonably good repair and in reasonably good operating condition, ordinary wear and tear excepted, making from time to time all necessary repairs thereto and renewals and replacements thereof.

     Section 5.5. ADDITIONAL INSTRUMENTS; DEED OF TRUST. The Company hereby covenants to execute and deliver such additional instruments and to perform such additional acts as may be necessary, in the opinion of the Issuer or the Trustee, to carry out the intent hereof or to perfect or give further assurances of any of the rights granted or provided for herein or contemplated hereby. The Company shall incur no obligations in addition to the obligations created hereby in connection with the execution and delivery of such additional instruments except as may be set forth in such additional instruments.

     The Company hereby agrees to execute and deliver to the Trustee, and cause to be properly recorded, a Deed of Trust in a form acceptable to the Issuer and the Trustee on or prior to the date on which the Bonds are remarketed as a result of the occurrence of a Rating Event Date.

     Section 5.6. ENVIRONMENTAL MATTERS. The Company hereby agrees to not engage in any activity in any part of the Project, and shall use best efforts to prevent others from engaging in any activity therein, which will result in the Project, or any part thereof, containing any of the following in concentrations or under conditions in violation of Hazardous Materials Laws (as defined below): (a) any oil, or Hazardous Materials, as defined below (excepting only minor quantities of household and cleaning materials customarily used in the ordinary course of prudent household or business purposes, as applicable, and maintained in accordance with all applicable Hazardous Materials Laws); (b) asbestos in any form which is or could be friable; (c) urea formaldehyde foam insulation; (d) transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million. Notwithstanding the foregoing, the possession by the Company of minor quantities of a Hazardous Material, the presence of which does not violate any Hazardous Materials Laws and the removal of which is not mandated by such Hazardous Materials Laws shall not be a violation of this Section 5.6. If at any time it is determined that the provisions of this Section 5.6 have been violated, then unless the Company provides a Hazardous Materials Report (as defined below) certifying that the Project does not contain Hazardous Materials in quantities which require removal or remediation under any Hazardous Materials Laws, the Company shall be solely responsible for and shall pay for all costs incurred in connection with the removal of said equipment and/or substances, and the reasonable cost thereof shall be deemed to be an operating expense. If the Issuer reasonably believes that the value of its security interest in the Project has been or may be impaired by the presence, use, generation, treatment, storage or disposal of any Hazardous Material(s) on, under or about all or a portion of the Project in violation of any Hazardous Materials Laws, then the Issuer may request and the Company agrees to submit, if requested by the Issuer, a report (the "Hazardous Materials Report"), satisfactory to the Issuer certifying that the Project does not contain any Hazardous Materials in quantities which require removal or remediation under any Hazardous Materials Laws nor is any part of the Project currently being used for any Environmental Activities. The expense of the Hazardous Materials Report shall be deemed to be an operating expense of the Company. Upon the discovery by the Company of the Issuer that any part of the Project contains any Hazardous Materials in quantities which require removal or remediation under any Hazardous Materials Laws or is being used to conduct Environmental Activities, the Issuer may, in its sole and absolute discretion and at the Company's expense, retain an independent professional consultant to review any Hazardous Materials Report prepared by the Company and/or to conduct its own investigation of the Project, and the reasonable expense thereof shall be deemed to be an operating expense of the Company. The Company hereby grants to the Issuer, its agents, employees, consultants and contractors the rights to enter upon the Project, during normal business hours after notice and in a manner than will not unreasonably disturb the use and enjoyment of the Project, and to perform such tests on the Project as are reasonably necessary to conduct such a review and/or investigation. Any liability of the Company arising out of this Section 5.6 shall survive the Company's satisfaction of its obligations hereunder, including, without limitation, a transfer of the Project or any portion thereof, by foreclosure, by deed in lieu of foreclosure or otherwise.

     As used herein, "Environmental Activities" means the use, generation, transportation, treatment, storage or disposal of any Hazardous Materials at any time located on or present on or under the Project.

     As used herein, "Hazardous Materials" means (a) any oil, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other materials or pollutants which (i) post a hazard to the Project or to persons on or about the Project or (ii) cause the Project to be in violation of any Hazardous Materials Laws;
(b) asbestos in any form which is or could become friable, urea folmaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million; (c) any chemical, materials or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials,"
"extremely hazardous waste," "restricted hazardous waste," or "toxic substances" or words of similar import under any applicable local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, et seq.; Sections 25115, 25117, 25122.7, 25140, 25281, 25316, 25501 of the California Health
and Safety Code; and Article 9 or Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20; and (d) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of the Project or the owners and/or occupants of property adjacent to or surrounding the Project.

     As used herein, "Hazardous Materials Laws" shall mean any federal, state or local laws, ordinances, regulations, or policies relating to the environment, health and safety, Environmental Activities and Hazardous Materials (including, without limitation, the use, handling, transportation, production, disposal, discharge or storage thereof) including, without limitation, soil or ground water conditions.

     Section 5.7. LETTER OF CREDIT. In order to provide for the payments required by the Company pursuant to Section 4.2(a) hereof, the Company shall cause to be provided on the Closing Date, and be continuously available to the Trustee, as beneficiary, at all times prior to a Rating Event Date, an irrevocable Letter of Credit (whether in the form of a letter of credit or any other credit instrument) meeting the requirements of Section 5.01 of the Indenture. The Company shall have the right, subject to the provisions of the Reimbursement Agreement, to provide to the Trustee a substitute Letter of Credit which meets the requirements of Section 5.01(b) of the Indenture.

     Section 5.8. INDENTURE. The Company hereby agrees to all of the terms and provisions of the Indenture and accepts each of his obligations expressed or implied thereunder. The Company hereby approves the initial appointment under the Indenture of the Trustee, the Remarketing Agent and the Tender Agent for the Bonds. The Company hereby agrees that it will not, and will not permit any affiliate of the Company to, purchase any Bonds from the Remarketing Agent.

     Section 5.9. TITLE TO AND COMPLETION OF THE PROJECT. The Company shall have fee title to the Project free and clear of any lien or encumbrance except for (i) liens for nondelinquent assessments and taxes not yet due or which are being contested in good faith by appropriate proceedings; and (ii) any other encumbrances approved by the Credit Bank.

     Section 5.10. DESIGN OF THE PROJECT. To the best of the Company's knowledge the design, construction and operation of the Project in the manner completed and as described herein does not conflict with any zoning, water or air pollution or other resolution, order, law or regulation applicable thereto; the Company has caused the Project to be designed and constructed in accordance with all the applicable federal state and local laws or resolutions (including rules and regulations) relating to zoning, building, safety and environmental quality; and the Company has not failed, or will not fail, to obtain and maintain in effect any licenses, permits, franchises or other governmental authorizations necessary for the construction, operation and conduct of the Project to date. The Company hereby agrees to operate the Project, or cause any lessee or other user of the Project, to operate the Project as a "project" as contemplated by the Act

     Section 5.11. NO UNTRUE STATEMENTS. Neither this Agreement or any other document or certificate furnished to the Trustee, the Credit Bank, the Remarketing Agent or the Issuer by the Company or any Company Representative on or after the Closing Date, contains, to the best of the Company's knowledge, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading as of the date of submittal thereof, the date of execution hereof and as of the Closing Date. It is specifically understood by the Company that all statements, representations and warranties made in the Agreement or any other document, certificate or statement furnished to the Trustee, the Credit Bank, the Remarketing Agent or the Issuer by the Company or any Company Representative shall be deemed to have been relied upon by the Issuer as an inducement to make the Loan and that if any such statements, representations and warranties were materially incorrect at the time they were made or as of the Closing Date, the Issuer may consider any such misrepresentation or breach an Event of Default.

     Section 5.12. DATE OF CONSTRUCTION. The Company hereby represents and warrants that the acquisition, construction, equipping, furnishing and improvement of all portions of the Project to be financed with proceeds from the sale of the Bonds has been completed.

     Section 5.13. EMPLOYMENT AND OTHER REPORTS. Within sixty (60) days following the end of the Company's fiscal year, the Company shall furnish a written report to the Issuer, and upon request, to the California Industrial Development Financing Advisory Commission, stating the number of full-time and part-time employees of the Company employed at the Project during such fiscal year, and supplying, copies of financial statements and reports required to be delivered to the Credit Bank pursuant to the Reimbursement Agreement.

     Section 5.14. PREVAILING WAGE CLAUSE. All workers employed by the Company with respect to the acquisition and construction of the Project, exclusive of those engaged to do strictly maintenance work, shall have been paid not less than the general prevailing rate of per diem wages for work of a similar character in the locality in which the work is performed, and not less than the general prevailing rate of per diem wages for holiday and overtime work. Those rates shall be determined by the Director of the Department of Industrial Relations in accordance with the standards set forth in section 1773 of the California Labor Code. The Director's determination shall be final, the sections 1773.5, 1774 and 1776 (excepting subdivision
(f)) of the California Labor Code shall apply.

     Section 5.15. CONTINUING DISCLOSURE. In the event that any of the continuing disclosure provisions set forth in Rule 15(c)(2)-12 as promulgated and amended by the Securities and Exchange Commission under the Securities Exchange Act of 1934, creates any disclosure obligations with respect to the Bonds, the Company or the Project, the Company hereby agrees to take such actions as may reasonably be requested by the Remarketing Agent or the Issuer so as to meet the Issuer's or Company's obligations thereunder. The Company hereby agrees to pay all costs, fees or expenses arising from the compliance by the Issuer or the Company with the provisions of this Section 5.15.
ARTICLE VI

                                   ARTICLE VI

                      DAMAGE, DESTRUCTION AND CONDEMNATION;
                                USE OF PROCEEDS

     Section 6.1. OBLIGATION TO CONTINUE PAYMENTS. If prior to full payment of the Bonds (or provision for payment thereof in accordance with the provisions of the Indenture) the Project or any portion thereof is destroyed (in whole or in part) or is damaged by fire or other casualty, or title to, or the temporary use of, the Project or any portion thereof shall be taken under the exercise of the power of eminent domain by any governmental body or by any person, firm or corporation acting under governmental authority, the Company shall nevertheless be obligated to continue to pay the amounts specified in Article IV hereof, to the extent not prepaid in accordance with
Article VIII hereof.

     Section 6.2. APPLICATION OF NET PROCEEDS. The Net Proceeds, if any, of any insurance or condemnation award resulting from the damage, destruction or condemnation of the Project or any portion thereof shall be applied in one or more of the following ways at the election of the Company, such election to be subject to any conditions set forth in the Reimbursement Agreement, by written notice to Issuer, the Credit Bank and the Trustee:

          (a) The prompt repair, restoration, relocation, modification or improvement of the damaged, destroyed or condemned portion of the Project to enable such portion of the Project to accomplish at least the same function as such portion of the Project was designed to accomplish prior to such damage or destruction or exercise of such power of eminent domain.

          (b) Prepayment of all or a portion of the Loan, subject to and in accordance with Article VIII hereof, and redemption of Bonds; provided that no part of the Net Proceeds may be applied for such purpose unless (1) the entire amount of the Loan is so prepaid and all of the Outstanding Bonds are to be redeemed in accordance with the Indenture, or (2) in the event that only a portion of the Loan is so prepaid, the Company shall furnish to the Issuer, the Credit
     Bank and the Trustee a certificate of the Company Representative acceptable to the Issuer and the Credit Bank stating (i) that the property forming part of the portion of the Project that was damaged or destroyed by such casualty or was taken by such condemnation proceedings is not essential to the Company's use or possession of such portion of the Project or (ii) that such part of the portion of the Project has been repaired, replaced, restored, relocated, modified or improved to enable such portion of the Project to accomplish at least the same function as such portion of the Project was designed to accomplish prior to such damage or destruction or the taking by such condemnation proceedings.

     Section 6.3. INSUFFICIENCY OF NET PROCEEDS. If the Project or a portion thereof is to be repaired, restored, relocated, modified or improved pursuant to Section 6.2 hereof, and if the Net Proceeds are insufficient to pay in full the cost of such repair, restoration, relocation, modification or improvement, the Company will nonetheless complete the work or cause the work to be completed and will pay or cause to be paid any cost in excess of the amount of the Net Proceeds.

                               ARTICLE VII

                      EVENTS OF DEFAULT AND REMEDIES

     Section 7.1. EVENTS OF DEFAULT. Any one of the following which occurs and continues shall constitute an Event of Default:

          (a) failure by the Company to pay any amounts required to be paid under Section 4.2(a) hereof at the times specified therein;

          (b) failure by the Company to observe and perform any other covenant, condition or agreement on its part required to be observed or performed by this Agreement, and which continues for a period of thirty (30) days after written notice, specifying such failure and requesting that it be remedied, given to the Company by the Issuer or the Trustee, unless the Issuer and the Trustee shall, with the consent of the Credit Bank, agree in writing to an extension of such time prior to its expiration; provided, however, that if the failure stated in the notice cannot be corrected within such period, the Issuer and the Trustee will not unreasonably withhold their consent to an extension of such time if corrective action is instituted within such period and diligently pursued until the default is corrected;

          (c) the making of any representation or warranty by the Company in this Agreement or in any document executed in connection with this Agreement which is false or misleading in any material adverse respect when made; or

          (d) an event of default pursuant to and as defined in the provisions of the Indenture which has occurred and is continuing.

     The provisions of subsection (b) of this Section 7.1 are subject to the limitation that the Company shall not be deemed in default if and so long as the Company is unable to carry out its agreements hereunder by reason of strikes, lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the government of the United States or of the State or any of their departments, agencies, or officials, or any civil or military authority; insurrections, riots, epidemics, landslides; lightning; earthquake; fire; hurricanes; storms; floods; washouts; droughts; restraint of government and people; civil disturbances; explosions; breakage or accident to machinery, transmission pipes or canals; partial or entire failure of utilities; or any other cause or event not reasonably within the control of the Company; it being agreed that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Company, and the Company shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is, in the judgment of the Company, unfavorable to the Company. This limitation shall not apply to any default except under subsection (b) of this Section 7.1.

     Section 7.2. REMEDIES ON DEFAULT.

          (a) Whenever any Event of Default shall have occurred and shall continue, after giving notice to the Credit Bank and subject to any right of the Credit Bank to cure any such default, the Issuer and the Trustee may take any one or more of the following remedial steps:

               (1) The Trustee upon the occurrence of an Event of Default under
          Section 7.1(a) hereof or upon an acceleration of the principal of and interest on the Bonds pursuant to the Indenture shall immediately declare to be due and payable immediately the unpaid balance of the amount loaned hereunder.

               (2) The Issuer, the Credit Bank and the Trustee may have access to and may inspect, examine and make copies of the books and records and any and all accounts and data of the Company.

               (3) Subject to the provisions of subsection (b) of this Section 7.2, the Issuer or the Trustee may take whatever action at law or in equity as may be necessary or desirable to collect the payments and other amounts then due and thereafter to become due or to enforce performance and observance of any obligation, agreement or covenant of the Company under this Agreement.

               (4) Subject to the provisions of subsection (b) of this Section 7.2, the Trustee may institute any action or proceeding at law or in equity for the collection of any sums due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company and collect in the manner provided by law the moneys adjudged or decreed to be payable.

     (b) Notwithstanding anything to the contrary set forth in this Agreement, neither the Issuer nor the Trustee shall take any enforcement action pursuant to subsection (a)(3) or (4) above until twenty 20 days after written notice to the Credit Bank of the intent by the Issuer or the Trustee to exercise rights pursuant to either or both of such subsections and provided that the Credit Bank shall not have provided to the Issuer and the Trustee, within said 20-day period, an Opinion of Counsel selected by the Credit Bank and reasonably acceptable to the Issuer that such enforcement will impair the security of the Credit Bank under the Deed of Trust by reason of section 726 of the California Code of Civil Procedure (the so-called "one form of action rule") or otherwise.

     (c) In case the Trustee or the Issuer shall have proceeded to enforce its rights under this Agreement and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee or the Issuer, then, and in every such case, the Company, the Trustee, the Credit Bank and the Issuer shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee, the Credit Bank and the Issuer shall continue as though no such action had been taken.

     (d) In case proceedings shall be pending for the bankruptcy or for the reorganization of the Company under the federal bankruptcy laws or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Company or in the case of any other similar judicial proceedings relative to the Company, or the creditors or property of the Company, then the Trustee shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount owing and unpaid pursuant to this Agreement and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee allowed in such judicial proceedings relative to the Company, its creditors or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute such amounts as provided in the Indenture after the deduction of its charges and expenses. Any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized to make such payments to the Trustee, and to pay to the Trustee any reasonable amount due it for compensation and expenses, including expenses and fees of counsel incurred by it up to the date of such distribution.

     Section 7.3. AGREEMENT TO PAY ATTORNEYS' FEES AND EXPENSES. In the event the Company should default under any of the provisions of this Agreement and the Issuer or the Trustee should employ attorneys or incur other expenses for the collection of the payments due under this Agreement or the enforcement of performance or observance of any obligation or agreement on the part of the Company herein contained, the Company agrees to pay to the Issuer or the Trustee the reasonable fees of such attorneys and such other expenses so incurred by the Issuer or the Trustee.

     Section 7.4. NO REMEDY EXCLUSIVE. No remedy herein conferred upon or reserved to the Issuer or the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer or the Trustee to exercise any remedy reserved to it in this Article VII, it shall not be necessary to give any notice, other than such notice as may be herein expressly required or required by law to be given. Such rights and remedies as are given the Issuer hereunder shall also extend to the Trustee, and the Trustee and the holders of the Bonds shall be deemed third party beneficiaries of all covenants and agreements herein contained.

     Section 7.5. NO ADDITIONAL WAIVER IMPLIED BY ONE WAIVER. In the event any agreement or covenant contained in this Agreement should be breached by the Company and thereafter waived by the Issuer or the Trustee with the consent of the Credit Bank, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

                                  ARTICLE VIII

                                   PREPAYMENT

     Section 8.1. PREPAYMENT OF LOAN. The Loan may be prepaid by the Company in whole or in part at any time, and shall be prepaid by the Company in whole upon an event of default under the Reimbursement Agreement and the direction of the Credit Bank to effect a mandatory redemption of Bonds as a result thereof. Any prepayment of the Loan as set forth above shall be applied to effect the optional redemption or mandatory redemption, of the Bonds solely
as provided in the Indenture and in the Bonds.   The Company shall be
permitted or required to prepay, or shall be deemed to have prepaid, the Loan, in whole or in part, and the principal amount thereof shall be reduced accordingly, in an amount equal to the principal amount of Bonds redeemed and on the date of such redemption, in such amounts as will enable the Issuer to redeem the Bonds called for redemption pursuant to the Indenture.

     Section 8.2. REDEMPTION OF BONDS UPON PREPAYMENT. Upon any prepayment of the Loan as provided in Section 8.1, the Trustee is required by the Indenture to call all or part of the Bonds for redemption and to draw upon the Letter of Credit in the respective amounts set forth in Section 5.02 of the Indenture.

     Section 8.3. AMOUNT OF PREPAYMENT. In the event of any prepayment pursuant to Section 8.1, the amount of the Loan deemed to be prepaid shall be equal to the principal amount of Bonds redeemed as described in Section 8.2. In the case of prepayment of the Loan in full, the Company shall pay to the Trustee an amount sufficient, together with other funds held by the Trustee and available for such purpose, to pay all reasonable and necessary fees and expenses of the Issuer, the Trustee and any paying agent accrued and to accrue through final payment of the Bonds and all other liabilities of the Company accrued and to accrue under this Agreement, and shall pay to the Issuer any amount required by Section 4.2(c). In the case of partial prepayment of the Loan, the Company shall pay or cause to be paid to the Trustee an amount sufficient, together with other funds held by the Trustee and available for such purpose, to pay expenses of redemption of the Bonds to be redeemed upon such prepayment.

     The Company agrees that it will not voluntarily prepay the Loan or any part thereof, except in amounts sufficient to redeem Bonds in Authorized Denominations, and to pay any applicable redemption premium and accrued interest to the redemption date.

                                  ARTICLE IX

                      LIMITATION ON LIABILITY OF ISSUER;
                           EXPENSES; INDEMNIFICATION

     Section 9.1. LIMITATION ON LIABILITY OF ISSUER. The Issuer shall not be obligated to pay the principal of, or premium, if any, or interest on the Bonds, except from Revenues. The Company hereby acknowledges that the Issuer's sole source of moneys to repay the Bonds and to pay expenses related thereto will be provided by the payments made by the Company pursuant to this Agreement, together with other Revenues, including any drawings under the Letter of Credit or investment income on certain funds and accounts held by the Trustee under the Indenture, and hereby confirms that amounts available to pay all principal of, and premium, if any, and interest on the Bonds as the same shall become due (whether by maturity, redemption, acceleration or otherwise), have been calculated to be at all times sufficient for such purpose.

     Any obligation or liability of the Issuer created by or arising out of this Agreement (including, without limitation, any liability created by or arising out of the representations, warranties or covenants set forth herein or otherwise) shall not impose a debt or pecuniary liability upon the Issuer or a charge upon its general credit, but shall be payable solely out of the Revenues. Neither the issuance of the Bonds nor the delivery of this Agreement shall, directly or indirectly or contingently, obligate the Issuer to make any appropriation for their payment. Nothing in the Bonds or in the Indenture or this Agreement or the proceedings of the Issuer authorizing the Bonds or in the Act or in any other related document shall be construed to authorize the Issuer to create a debt of the Issuer within the meaning of any constitutional or statutory provision of the State. No breach of any pledge, obligation or agreement of the Issuer hereunder may impose any pecuniary liability upon the Issuer or any charge upon its general credit.

     Section 9.2. EXPENSES. The Company covenants and agrees to pay and to indemnify the Issuer and the Trustee against all costs and charges, including reasonable fees and disbursements of attorneys, accountants, consultants and other experts, incurred in good faith in connection with this Agreement, the Bonds or the Indenture.

     Section 9.3. INDEMNIFICATION.

          (a) The Company releases the Issuer from, and covenants and agrees that the Issuer shall not be liable for, and covenants and agrees, to the extent permitted by law, to indemnify and hold harmless the Issuer and its officers, employees and agents from and against, any and all losses, claims, damages, liabilities or expenses, of every conceivable kind, character and nature whatsoever arising out of, resulting from or in any way connected with (1) the Project, or the conditions, occupancy, use, possession, conduct or management of, or work done in or about, or from the planning, design, acquisition, installation or construction of the Project or any part thereof; (2) the issuance and sale, resale or remarketing of any Bonds or any certifications or representations made by anyone other than the Issuer in connection therewith and the carrying out of any of the transactions contemplated by the Bonds and this Agreement;
    (3) the Trustee's acceptance or administration of the trusts under the Indenture, or the exercise or performance of any of its powers or duties under the Indenture; (4) any untrue statement or alleged untrue statement of any material fact or omission or alleged omission to state a material fact necessary to make the statements made, in the light of the circumstances under which they were made, not misleading, in the Private Placement Memorandum or other offering circular utilized by the Issuer or any underwriter or placement agent in connection with the sale or remarketing of any Bonds; (5) any event or occurrence with respect to the Hazardous Materials Laws; or (6) any statement or information provided by the Company in connection with its compliance under Section 5.15 hereof; provided that such indemnity shall not be required for damages that result from the negligence or willful misconduct on the part of the party seeking such indemnity. The Company further covenants and agrees, to the extent permitted by law, to pay or to reimburse the Issuer and its officers, employees and agents for its any and all costs, reasonable attorneys, fees, liabilities or expenses incurred in connection with investigating, defending against or otherwise in connection with any such losses, claims, damages, liabilities, expenses or actions, except to the extent that the same arise out of the gross negligence or willful misconduct of the party claiming such payment or reimbursement. The provisions of this Section 9.3 shall survive the final payment and the defeasance of the Bonds, or the discharge of the Bonds, or the defeasance of the lien of the Indenture and the termination of this Agreement.

          (b) The Company releases the Trustee from, and covenants and agrees that the Trustee shall not be liable for, and covenants and agrees, to the extent permitted by law, to indemnify and hold harmless the Trustee and its officers, employees and agents from and against any and all losses, claims, damages, liabilities or expenses, of every conceivable kind, character and nature whatsoever arising out of, resulting from or in any way connected with (1) the Project, or the conditions, occupancy, use, possession, conduct or management of, or work done in or about, or from the planning, design, acquisition, installation or construction of the Project or any part thereof; (2) the issuance, sale, resale or remarketing of any Bonds or any certifications or representations made by any one other than the Trustee in connection therewith and the carrying out by anyone of any of the transactions contemplated by the Bonds and this Agreement; (3) the Trustee's acceptance or administration of the trusts under the Indenture, or the exercise or performance of any of its powers or duties under the Indenture; or (4) any untrue statement or alleged untrue statement of any material fact or omission or alleged omission to state a material fact necessary to make the statements made, in the light of the circumstances under which they were made, not misleading, in the Official Statement or other offering circular utilized by the Issuer or any underwriter or placement agent in connection with the sale or remarketing of any Bonds; provided that such indemnity shall not be required for damages that result from negligence or willful misconduct on the part of the party seeking such indemnity. The Company further covenants and agrees, to the extent permitted by law, to pay or to reimburse the Trustee and its officers, employees and agents for any and all costs, reasonable attorneys, fees, liabilities or expenses incurred in connection with investigating, defending against or otherwise in connection with any such losses, claims, damages, liabilities, expenses or actions, except to the extent that the same arise out of the negligence or willful misconduct of the party claiming such payment or reimbursement. The provisions of Sections 4.2, 7.3, 9.2 and 9.3 shall survive the Trustee's resignation or removal, the final payment and defeasance of the lien of the Indenture and the termination of this Agreement.

     Nothing contained herein shall in any way be construed to impose any duties upon the Trustee beyond those contained in the Indenture. All immunities, indemnities, exceptions from liability and other provisions of the Indenture insofar as they relate to the Trustee shall apply to this Agreement. The immunities of the Trustee also extend to its directors, officers, employees and agents.

                                   ARTICLE X

                                 MISCELLANEOUS

     Section 10.1. NOTICES. All notices, certificates or other communications shall be deemed sufficiently given on the third day following the day on which the same have been mailed by first class mail, postage prepaid, addressed to the Issuer, the Company, the Trustee or the Credit Bank at the respective addresses set forth in Section 12.01 of the Indenture. A duplicate copy of each notice, certificate or other communication given hereunder by either the Issuer or the Company to the other shall also be given to the Trustee and the Credit Bank. The Issuer, the Company, the Trustee and the Credit Bank may, by notice given hereunder, designate any different addresses to which subsequent notices, certificates or other communications shall be sent.

     Section 10.2. SEVERABILITY. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative, or unenforceable to any extent whatever.

     Section 10.3. EXECUTION OF COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument; provided, however, that for purposes of perfecting a security interest in this Agreement by the Trustee under Article 9 of the California Uniform Commercial Code, only the counterpart delivered, pledged, and assigned to the Trustee shall be deemed the original.

     Section 10.4. AMENDMENTS, CHANGES AND MODIFICATIONS. Except as otherwise provided in this Agreement or the Indenture, subsequent to the initial issuance of Bonds and prior to their payment in full, or provision for such payment having been made as provided in the Indenture, this Agreement may be effectively amended, changed, modified, altered or terminated only by written instrument executed by the parties hereto and only with the written consent of the Credit Bank; provided, however, written consent of the Credit Bank shall not be required in connection with any amendment, change, modification, alternation or termination effected in connection with a Rating Event Date. The Company hereby agrees to amend this Agreement as may reasonably be required by the Rating Agency in connection with a Rating Event Date.

     Section 10.5. GOVERNING LAW. This Agreement shall be governed exclusively by and construed in accordance with the applicable laws of the State.

     Section 10.6. AUTHORIZED REPRESENTATIVES. Whenever under the provisions of this Agreement the approval of the Company, the Issuer or the Credit Bank is required for any action, and whenever the Company, the Issuer or the Credit Bank is required to deliver any notice or other writing, such approval or such notice or other writing shall be given, respectively, on behalf of the Company by the Company Representative, on behalf of the Issuer by the Authorized Issuer Representative and on behalf of the Credit Bank by the Authorized Bank Representative, and the Issuer, the Trustee, the Credit Bank and the Company shall be authorized to act on any such approval or notice or other writing and none of the parties hereto nor the Credit Bank shall have any complaint against the other or against the Trustee as a result of any such action taken.

     Section 10.7. TERM OF THE AGREEMENT. This Agreement shall be in full force and effect from the date hereof and shall continue in effect as long as any of the Bonds are outstanding or the Trustee holds any moneys under the Indenture, whichever is later. The provisions of Section 9.3 hereof shall survive the termination of this Agreement.

     Section 10.8. BINDING EFFECT; THIRD PARTY BENEFICIARY. This Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Trustee, the Company and their respective successors and assigns; subject, however, to the limitations contained in Section 5.2 hereof. The Credit Bank is intended to be a third party beneficiary of this Agreement to the extent the provisions hereof are expressly for the benefit of the Credit Bank.

     Section 10.9. CAPACITY OF TRUSTEE. The Trustee is entering into this Agreement solely in its capacity as Trustee under the Indenture and the duties, powers and liabilities of the Trustee in acting hereunder shall be subject to the provisions of the Indenture, including, without limitation, the provisions of Article VIII thereof.

     IN WITNESS WHEREOF, the Issuer has caused this Agreement to be executed in its name and its seal to be hereunto affixed and attested by its duly authorized officer, the Trustee has caused this Agreement to be executed in its name by its duly authorized officer, and the Company has caused this Agreement to be executed in its name by its duly authorized officer, all as of the date first above written.

                                       LA MIRADA INDUSTRIAL
                                       DEVELOPMENT AUTHORITY


                                       By: /s/
                                          -------------------------------
                                                   Treasurer


                                       BANKERS TRUST COMPANY OF
                                       CALIFORNIA, N. A.


                                       By: /s/
                                          -------------------------------
                                                Vice President


                                       RYKOFF-SEXTON, INC.


                                       By: /s/
                                          -------------------------------
                                             Senior Vice President &
                                             Chief Financial Officer

                                    EXHIBIT A

                          FORM OF FUNDING REQUISITION


Date ________________, 19___                        Requisition No.____________


     1. We hereby request that the sum of $______________________ be disbursed from the Project Fund for the items described on Exhibit A hereto, to be paid to the Company as reimbursement for amounts paid in connection with the acquisition and construction of the Project.

     2.  The undersigned hereby represents that:

          (a) the full amount of such disbursement will be applied to pay or reimburse the Company for the payment of Project Costs.

          (b) that reimbursements being made to the Company pursuant hereto relate to Project Costs, have been properly incurred, are a proper charge against the Project Fund pursuant to the Indenture and have not been the basis of any previous disbursement; and


                                       RYKOFF-SEXTON, INC.


                                       By:
                                          -------------------------------
                                              Company Representative


DISBURSEMENT CONSENTED TO BY:

THE FIRST NATIONAL BANK OF CHICAGO


By:
    -------------------------------
    Authorized Bank Representative



     Capitalized terms used herein shall have the meanings given to them in the Indenture of Trust, dated as of November 1, 1996, by and between the La Mirada Industrial Development Authority and Bankers Trust Company, as trustee.

                                   EXHIBIT B

                    FACILITIES FINANCED FROM BOND PROCEEDS

     The Project consists of a single-story, 413,200 square-foot building on a 26.7-acre site in La Mirada, California. The Project includes a dry storage area, a freezer/cooler area with 100,000 square feet, and administrative offices.

     The legal description of the real property on which the Project is located is described as follows:

PARCEL 11, IN THE CITY OF LA MIRADA, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA AS SHOWN ON THE MAP OF PARCEL MAP NO. 23208, FILED IN BOOK 263 PAGES 35 THROUGH 42 INCLUSIVE OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT FROM THAT PORTION OF SAID LAND LYING WITHIN LOTS 17, 18, 23, 24, 37 AND 38, ALL OIL, GAS, ASPHALTUM, OTHER HYDROCARBON SUBSTANCES AND ALL OTHER MINERAL RIGHTS AND OTHER SUBSTANCES LYING IN AND UNDER SAID PROPERTY AT A DEPTH BELOW 500 FEET OF THE SURFACE THEREOF, WITH NO RIGHT OF ENTRY TO THE SURFACE THEREOF OR WITHIN SAID 500 FEET, AS RESERVED BY C. VANDERHAM AND AARTJE VANDERHAM, HUSBAND AND WIFE, IN DEED RECORDED MAY 24, 1957 AS INSTRUMENT NO. 2236 IN BOOK 54593 PAGE 382, OFFICIAL RECORDS, BY MYRLE G.
MC COMBER, A WIDOW, IN DEED RECORDED MAY 24, 1957 AS INSTRUMENT NO. 2233, IN BOOK 54593 PAGE 442, OFFICIAL RECORDS, BY C. GARNER MC COMBER, ALSO KNOWN AS GARNER MC COMBER, A MARRIED MAN AND ELOISE M. MC COMBER, HIS WIFE AND GERALDINE M. CHEWNING, A MARRIED WOMAN, IN DEED RECORDED MAY 24, 1957 AS INSTRUMENT NO. 2234, IN BOOK 54593 PAGE 386, OFFICIAL RECORDS AND BY LINNIE
H. MC COMBER, SURVIVING TRUSTEE UNDER DECLARATION OF TRUST RECORDED IN BOOK 15114 PAGE 126 OF OFFICIAL RECORDS OF LOS ANGELES COUNTY, IN DEED RECORDED MAY 24, 1957 AS INSTRUMENT NO. 2231 IN BOOK 54593 PAGE 376, OFFICIAL RECORDS.

SAID DEED ALL RECITES: "THE ABOVE EXCEPTION SHALL NOT BE CONSTRUED TO INCLUDE WATER, WATER RIGHTS OR CLAIMS FOR THE USE THEREOF EXCEPT SUCH WATER AS IS USED, DIVERTED, INTERFERED WITH, NECESSARY FOR, INCIDENTAL TO OR WHICH ARISES FROM THE DRILLING, MINING, REMOVAL PRODUCTION, RECOVERY OR EXTRACTION THEREFROM OF SAID OIL, MINERALS, MINERAL RIGHTS OR OTHER SUBSTANCES AS HEREINBEFORE SET FORTH.

ALSO EXCEPT FROM THE REMAINDER OF SAID LAND ALL OIL, GAS, ASPHALTUM, OTHER HYDROCARBON SUBSTANCES AND ALL OTHER MINERALS AND MINERAL RIGHTS AND OTHER SUBSTANCES LYING IN AND UNDER SAID PUBLIC UTILITY AT A DEPTH BELOW 500 FEET OF THE SURFACE THEREOF, WITH NO RIGHT OF ENTRY TO THE SURFACE THEREOF OR WITHIN SAID 500 FEET, AS RESERVED BY G. D. MC COMBER, A WIDOWER AND G. DONALD MC COMBER, AS TRUSTEE UNDER THE WILL OF ELLYNE HASKELL MC COMBER, DECEASED, AND THE DECREE OF THE DISTRIBUTION OF HER ESTATE, IN DEED RECORDED MAY 24, 1957 AS INSTRUMENT NO. 2230 IN BOOK 54593 PAGE 384, OFFICIAL RECORDS.

SAID DEED RECITES: "THE ABOVE EXCEPTION SHALL NOT BE CONSTRUED TO INCLUDE WATER, RIGHTS OR CLAIMS FOR THE USE THEREOF EXCEPT SUCH WATER

IS USED, DIVERTED, INTERFERED WITH, NECESSARY FOR, INCIDENTAL TO OR WHICH ARISES FROM THE DRILLING, MINING, REMOVAL PRODUCTION, RECOVERY OR EXTRACTION THEREFROM OR SAID OIL, MINERALS, MINERAL RIGHTS OR OTHER SUBSTANCES AS HEREINBEFORE SET FORTH.

ALSO EXCEPT ALL MINERALS CONTAINED IN THE ABOVE DESCRIBED LAND, INCLUDING WITHOUT LIMITING THE GENERALITY THEREOF, OIL, GAS AND OTHER HYDROCARBON SUBSTANCES, AS WELL AS METALLIC OR OTHER SOLID MINERALS, PROVIDED, THAT SANTA FE SHALL NOT HAVE THE RIGHT TO GO UPON OR USE THE SURFACE OF SAID LAND, OR ANY PART THEREOF, FOR THE PURPOSE OF DRILLING FOR, MINING, OR OTHERWISE REMOVING ANY OF SAID MINERALS, SANTA FE MAY HOWEVER, AND HEREBY RESERVES THE RIGHT TO, REMOVE ANY OF SAID MINERALS FROM SAID LAND BY MEANS OF WELLS, SHAFTS, TUNNELS, OR OTHER MEANS OF ACCESS TO SAID MINERALS WHICH MAY BE CONSTRUCTED, DRILLED OR DUG FROM OTHER LAND, PROVIDED THAT THE EXERCISE OF SUCH RIGHTS BY SANTA FE SHALL IN NO WAY INTERFERE WITH OR IMPAIR THE USE OF THE SURFACE OF THE LAND HEREBY CONVEYED OR OF ANY IMPROVEMENTS THEREON, AS RESERVED BY THE ATCHISON, TOPEKA AND SANTA FE RAILWAY COMPANY, BY DEED RECORDED DECEMBER 28, 1990 AS INSTRUMENT NO. 90-2127299.


                                       B-2